UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 28, 2016
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(d)
On August 28, 2016, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (“Board”) of Castlight Health, Inc. (“Company”) approved the appointment of Kenny Van Zant to the Board effective immediately. Mr. Van Zant will serve as a Class I director whose current term will expire at the Company’s 2018 Annual Meeting of Stockholders when the Class I directors will next be elected by the Company’s stockholders.
There are no arrangements or understandings between Mr. Van Zant and any other persons pursuant to which Mr. Van Zant was named as a director. Mr. Van Zant is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Van Zant’s compensation shall be consistent with the Company’s policy for incoming non-employee directors, which provides for (i) an annual cash retainer paid quarterly as described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2016, (ii) an initial award upon such individual’s first appointment to the Board, consisting of RSUs to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of the Class B Common stock on the date of grant of the RSUs, and (iii) an annual equity award consisting of RSUs to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B Common stock on the date of grant of the RSUs.
In connection with his appointment to the Board, Mr. Van Zant will execute the Company’s standard form of indemnification agreement for directors.
On August 29, 2016, the Company issued a press release announcing the appointment of Mr. Van Zant to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated August 29, 2016, entitled "Technology Industry Leader Kenny Van Zant Joins Castlight Health Board of Directors"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date: August 29, 2016	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 29, 2016, entitled "Technology Industry Leader Kenny Van Zant Joins Castlight Health Board of Directors"